SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12



                        COMMUNITY BANK SHARES OF INDIANA, INC.
------------------------------------------------------------------------------
                    (Name of Registrant as Specified in Its Charter)


                        COMMUNITY BANK SHARES OF INDIANA, INC.
------------------------------------------------------------------------------
                       (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1)       Title of each class of securities to which transaction applies:
              ---------------------------------------------------------------
     2)       Aggregate number of securities to which transaction applies:
              ---------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
              ---------------------------------------------------------------
     4)       Proposed maximum aggregate value of transaction:

              ---------------------------------------------------------------
     5)       Total fee paid:
              ---------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)       Amount Previously Paid:

             ---------------------------------------------
    2)       Form, Schedule or Registration Statement No.:

             ---------------------------------------------
    3)       Filing Party:

             ---------------------------------------------
    4)       Date Filed:

             ---------------------------------------------

COMMUNITY BANK SHARES OF INDIANA, INC.



                                                       April 1, 1999

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Community Bank Shares of Indiana, Inc. (the "Company"). The meeting will be held at the Koetter Woodworking Forestry Discovery Center, located in Starlight, Indiana, on Tuesday, April 20, 1999 at 1:00 p.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

     It is important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of and interest in Community Bank Shares of Indiana, Inc., is sincerely appreciated.

                                           Sincerely,


                                           /s/ Michael L. Douglas
                                           -------------------------------------
                                           Michael L. Douglas
                                           President and Chief Executive Officer

                     COMMUNITY BANK SHARES OF INDIANA, INC.

                             202 East Spring Street
                            New Albany, Indiana 47150
                                 (812) 944-2224
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 20, 1999
--------------------------------------------------------------------------------

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Community Bank Shares of Indiana, Inc. (the "Company") will be held at the Koetter Woodworking Forestry Discovery Center, located in Starlight, Indiana, on Tuesday, April 20, 1999, at 1:00 p.m., Eastern time for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     (1) To elect three (3) directors for a three-year term and until their successors are elected and qualified;

     (2) To ratify the appointment by the Board of Directors of Monroe Shine & Co., Inc., as the Company's independent auditors for the fiscal year ending December 31, 1999; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

     The Board of Directors has fixed March 15, 1999 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ Pamela P. Echols
                                      --------------------
                                      Pamela P. Echols
                                      Secretary

New Albany, Indiana
April 1, 1999
--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.







                     COMMUNITY BANK SHARES OF INDIANA, INC.
                      ------------------------------------

                                 PROXY STATEMENT
                      ------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                 April 20, 1999

     This Proxy Statement is furnished to holders of common stock, $.10 par value per share ("Common Stock"), of Community Bank Shares of Indiana, Inc. (the "Company"), an Indiana corporation. Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Koetter Woodworking Forest Discovery Center, located in Starlight, Indiana, on Tuesday, April 20, 1999 at 1:00 p.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about April 1, 1999.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the nominees for the director described herein, and for the ratification of the appointment of Monroe Shine & Co., Inc. for 1999 and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Pamela P. Echols, Secretary, Community Bank Shares of Indiana, Inc., 202 East Spring Street, New Albany, Indiana 47150); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

     Only stockholders of record at the close of business on March 15, 1999 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On March 15, 1999, there were approximately 2,728,308 shares of Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting.

     The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of the holders of a majority of the total votes cast at the Annual Meeting is required for approval of the proposal to ratify the appointment of the Company's independent auditors.

     Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions will not be counted as votes cast and, thus, will have no effect on the plurality vote for the election of directors or the vote on the proposal to ratify the appointment of the Company's independent auditors. Under rules applicable to broker-dealers, the election of directors and the proposal to ratify the auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
                   CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors

     The Articles of Incorporation of the Company provide that the Board of Directors of the Company shall be divided into three classes which are as equal in number as possible, and that members of each class of directors are to be elected for a term of three years. One class is to be elected annually. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

     Currently, there are two directors or nominees for director who are related to any other director or executive officer of the Company by blood, marriage or adoption. Kerry M. Stemler and Steven Stemler are cousins. All nominees for director currently serve as directors of the Company.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

     The following tables present information concerning the nominees for director of the Company and each director whose term continues, including tenure as a director of the Bank.

Nominees for Director for Three -Year Term Expiring in 2002

                                  Positions Held                 Director
  Name                  Age (1)   in the Company                 Since


Dale L. Orem              60      Director                       1997(3)

Steven Stemler            38      Director                       1997(3)

Michael L. Douglas        56      Director, President, CEO       1998(2,3,5)

           The Board of Directors recommends that you vote FOR election of the nominees for director.

Members of the Board of Directors Continuing in Office

Directors Whose Terms expire in 2000

                                  Positions Held                 Director
  Name                  Age (1)   in the Company                 Since

Timothy T. Shea           55      Director                       1986(2)

James W. Robinson         64      Director                       1987(2)

Gordon L. Huncilman       42      Director                       1997(2)

Directors Whose Terms Expire in 2001

                                  Positions Held                 Director
  Name                  Age (1)   in the Company                 Since

C. Thomas Young           55      Chairman of the Board          1985(2,3,4,5)

Robert J. Koetter, Sr.    66      Director                       1990(2)

Gary L. Libs              47      Director                       1989(2)

Kerry M. Stemler          41      Director                       1997(2)
---------------------------
(1)  As of March 1, 1999.

(2) Includes service as a director of Community Bank of Southern Indiana.

(3) Includes service as a director of Heritage Bank of Southern Indiana.

(4)  Chairman of the Board of Community Bank of Southern Indiana.

(5) Includes service as a director of NCF Bank and Trust.

     All of the directors except Kerry M. Stemler, Dale L. Orem, Steven Stemler, Gordon L. Huncilman, and Michael L. Douglas have been a director since the inception of the Company. Each of the Directors is also a director of Community Bank of Southern Indiana ( "Community Bank"), Heritage Bank of Southern Indiana ("Heritage Bank") and/or NCF Bank and Trust ("NCF Bank".) The business experience of each of the directors for at least the past five years is as follows:

     C. Thomas Young has served as the chairman of the board of the Company and Community Bank since April 1991 and was initially appointed to the board of directors of Community Bank in 1985. Mr. Young has been a partner in the law firm of Young, Lind, Endres & Kraft, attorneys at law, New Albany, Indiana (which serves as general counsel to the Company), since 1968, and a partner in Shea and Young, a real estate investment company located in New Albany, Indiana, since January 1993. He has been a member of the board of directors for Heritage Bank of Southern Indiana since its formation in 1996. Mr. Young is also a member of the Board of Directors of NCF Bank.

     Robert J. Koetter, Sr. was initially elected to the board of directors of Community Bank in 1990 and has been on the board of directors of the Company since its formation. Mr. Koetter has been an owner of the Koetter Construction Company, Floyd Knobs, Indiana, since 1955, a 50% owner of M.E.K.A., Inc., a development company in Floyd Knobs, Indiana, since 1971. He is also a 50% owner in KP Property, a 50% owner of the Floyds Knobs, Indiana Highlander Point Our Own Hardware Store, and a partner in Koetter Development, Floyds Knobs, Indiana.

     Gary L. Libs was initially elected to the board of directors of Community Bank in 1989 and has served on the board of directors of the Company since its formation. Mr. Libs has been the president and chief executive officer of Libs Paving Co., Inc., Floyd Knobs, Indiana since 1972, and the president and chief executive officer of Asphalt Supply Co., Jeffersonville, Indiana, since 1992.

      James W. Robinson was initially elected to the board of directors of Community Bank in 1987 and has been a director of the Company since its formation. Mr. Robinson is the chairman, a director and stockholder of Caldwell Tanks, Inc., a tank manufacturer located in Louisville, Kentucky, and is the secretary and a director of Stem Wood Corp., a lumber and veneer manufacturer located in New Albany,

Indiana. Mr. Robinson is also a stockholder, director, and retired chairman of Robinson-Nugent, an electronics hardware manufacturer located in New Albany, Indiana, and is the chairman and a director of C. T. Services, Inc., an engineering company located in Jeffersonville, Indiana. He is the vice president of Norwec, Inc., a Toronto, Canada subsidiary of the Caldwell Group, Ltd., and is a director and chairman of Niemco Fabricators, Inc., of Louisville, Kentucky.

     Timothy T. Shea was initially elected to the board of directors of Community Bank in 1986 and has been a director of the Company since its formation. Mr. Shea is currently the president and chief operating officer of Vermont American Corp., a manufacturer and marketer of power tool accessories and home storage products located in Louisville, Kentucky. He previously served as Vermont American's vice president and chief financial officer and has been associated with Vermont American Corp. since 1978. He has been a partner in Shea and Young, a real estate investment company located in New Albany, Indiana, since January, 1993.

      Kerry M. Stemler was initially elected to the board of directors of the Company in 1997. He is the president of KM Stemler Co., Inc., a construction company, located in New Albany, Indiana, since 1981.

     Gordon L. Huncilman was initially elected to the board of directors of the Company in 1997. He has been associated with Bert R. Huncilman & Son, Inc., a manufacturing company located in New Albany, Indiana, since 1978, most recently as president. He is a partner in Huncilman, Inc., and Huncilman Enterprises.

     Steven Stemler has served on the board of Directors of the Company as a director since 1997. He is the president of Stemler and Sons, Inc., a plumbing supply business located in Jeffersonville, Indiana, and is president of Stemler Irrigation, Inc. which is also located in Jeffersonville.

     Dale L. Orem was appointed to the board of directors of the Company in 1997. He is the chairman of the board of directors of Heritage Bank. He is a former mayor of Jeffersonville, Indiana. Mr. Orem recently retired as a member of the officiating team for the National Football League. He is the owner of The Locker Room, a sporting goods store located in Jeffersonville, Indiana.

     Michael L. Douglas has served as president, chief executive officer, and director of the Company since May, 1998. Prior to joining the Company, he was vice chairman and chief operating officer of Medaphis Corp. from 1996 until 1997. He served as Vice Chairman and Chief Operating Officer of Electronic Payment Services, Inc. from 1992 until 1996. Mr. Douglas served as president of CFC Financial Services and as senior vice president of electronic banking for PNC Bank Corporation during the years of 1989 until 1992 and worked for National City Corporation from 1963 until 1989. He is also a member of the Board of Directors of Community Bank, Heritage Bank, and NCF Bank.

     Robert E. Yates served as president and chief executive officer of Community Bank (since 1988), of Heritage Bank (since 1996), and of the Company (from its formation), until his retirement in 1998. He is retiring from the board of directors of the Company as of the April 20, 1999 annual meeting.

Stockholders Nominations

     Article VII.D. of the Company's Articles of Incorporation governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company no less than (i) with respect to an annual meeting of stockholders, 60 days prior to the anniversary date of the immediately preceding annual meeting; and (ii) with respect to a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.

     Each written notice of a stockholder nomination shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Company stock which are beneficially owned by such person on the date of such stockholder notice, and
(iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), including, but not limited to, information required to be disclosed by Items 4, 5, 6 and 7 of Schedule 14A and information which would be required to be filed on Schedule 14B with the Securities and Exchange Commission (or any successors of such items or schedules); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of Company stock which are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. The Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Committees and Meetings of the Board of the Company

     Regular meetings of the Board of Directors of the Company are held on a monthly basis. The Board of Directors of the Company held a total of 24 regular, special, and committee meetings during the year ended December 31, 1998. Only one of the incumbent directors attended fewer than 75% of the aggregate total number of meetings of the Company Board of Directors held during the year ended December 31, 1998, and the total number of meetings held by all committees on which he served during such year. Mr. Yates attended 70% of the aggregate total number of meetings of the Company Board of Directors held during the year ended December 31, 1998, and the total number of meetings held by all committees on which he served during that year.

      The Executive Committee for the Company consists of Messrs. Douglas, Young, and Shea. The Executive Committee has the authority to exercise the powers of the Board of Directors of the Company in the intervals between meetings of the Board and meets as necessary to oversee the business of the Company. All actions of the Executive Committee must be ratified by the full Board of Directors. The Executive Committee met 3 times in 1998.

     The Company has not established a nominating committee, the functions of which are performed by the full Board of Directors. The Board of Directors met 1 time in its capacity as the nominating committee during 1998.

     The internal audit committee consists of the following individuals, who are independent directors* of Community Bank Shares of Indiana, Inc.: Timothy T. Shea, Gary L. Libs, James W. Robinson, and Gordon L. Huncilman. C. Thomas Young is also a member of the committee.

*The definition of an "independent director", as found in Nasdaq's Marketplace Rules.

Executive Officers Who Are Not Directors

     Set forth below is information with respect to the executive officers of the Company who do not serve as directors, including their business experience for at least the past five years.

     James M. Stutsman, Senior Vice President and Assistant Corporate Secretary of the Company, has served as Senior Vice President and Chief Financial Officer of Community Bank since 1990. Mr. Stutsman has been affiliated with Community Bank since 1978.

     M. Diane Murphy, Senior Vice President and Assistant Secretary of the Company, has served as Vice President of Community Bank since 1989, Senior Vice President and Secretary of Community Bank since November, 1994, and has been affiliated with Community Bank since 1967.

     Stanley L. Krol, Senior Vice President and Chief Operations Officer of the Company, is a certified public accountant with 24 years of experience in the financial services industry. He joined the Company on March 18, 1996.

     Gray Ball, Senior Vice President and Earning Assets Administrator, has been in the financial services industry for 32 years, and joined the Company on December 30, 1997.

     Thomas M. Jones, Senior Vice President, Business Services, was appointed to his present position in 1998, and served previously as Vice President, Business Services.

Compliance with Section 16(a) of the 1934 Act

     Section 16(a) of the 1934 Act requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the Company's Common Stock.

     Based solely on review of the copies of such forms furnished to the Company, the Company believes that, during fiscal 1998, all Section 16(a) filing requirements applicable to its officers and directors were complied with.

Beneficial Ownership of Common Stock By Certain Beneficial Owners and Management

     The following table includes, as of March 1, 1999, certain information as to the Common Stock beneficially owned by (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the 1934 Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors of the Company, and (iii) all directors and executive officers of the Company as a group.

                                       Common Stock Beneficially
                                      Owned as of March 1, 1999 (1)

Name of Beneficial Owner
                                           No.             %
Directors:
 Robert J. Koetter, Sr .............    51,437(2)        1.89%
 James W. Robinson .................    52,000           1.90%
 Timothy T. Shea ...................    48,796(3)        1.78%
 Robert E. Yates ...................    51,818(4)        1.89%
 C. Thomas Young ...................    51,316(5)        1.88%
 Gary L. Libs ......................    58,594(6)        2.1%
 Kerry M. Stemler ..................    20,101(7)         *
 Gordon L. Huncilman ...............     3,147(8)         *
 Steven Stemler ....................     1,950(9)         *
 Dale L. Orem ......................     1,423(10)        *
 Michael L. Douglas ................     6,000(11)        *

All directors and executive officers   400,776          14.69%
of the Company as a group (sixteen
persons)
-------------------------

*    Represents less than 1% of the outstanding Common Stock.

(1) For Purposes of this table, pursuant to rules promulgated under the 1934 Act, an individual is considered to beneficially own shares of Common Stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a director has sole voting power and sole investment power with respect to the indicated shares.

(2) All of such shares are owned jointly by Mr. Koetter and his spouse.

(3)  Includes 12,345 shares owned jointly by Mr. Shea and his spouse.

(4) 200 shares are owned jointly by Mr. Yates and his spouse. All remaining shares are held in Mr. Yates' Individual Retirement Accounts (IRAs).

(5) Includes 1,360 shares owned jointly by Mr. Young and his spouse, 19,174 shares held in Mr. Young's IRAs, 189 shares held in Mrs. Young's IRA, and 30,593 shares held by Mr. Young.

(6)  Includes 7,157 shares owned jointly by Mr. Libs and his spouse.

(7) Includes 12,677 shares owned jointly by Mr. Stemler and his spouse, 2,244 shares held in Mr. Stemler's IRA, 1,179 shares held in Mrs. Stemler's IRA, and 4,000 shares held by Mr. Stemler.

(8) Includes 1,726 shares held in Mr. Huncilman's IRA, and 1,421 shares held in Mrs. Huncilman's IRA.

(9) All of such shares are owned by Mr. Steven Stemler and his spouse.

(10)  Includes 700 shares owned jointly by Mr. Orem and his spouse.

(11) All of such shares are held in trust or in Mr. Douglas' IRA.

Compensation Committee

     Executive compensation philosophy, policies, and programs are the responsibility of the Compensation Committee of the Board of Directors. During 1998, the members of the committee were Messrs. Young, Robinson, Shea, and Libs. No member of the committee is a current or former officer or employee of Community Bank Shares or any of its subsidiaries. The report of the committee, with respect to compensation for the chief executive officer and all other executive officers, is set forth below.

     The Compensation Committee met 3 times in 1998.

Report Of The Compensation Committee

     In determining senior management compensation levels, including base salaries and performance bonuses, the Compensation Committee reviewed the performance of each senior officer against various objectives and financial performance targets such as: income, expenses, asset quality, operating margins, return on assets and return on equity. The level of any salary increase is based upon an executive job performance over the year in conjunction with Company goals of profitability and growth. Economic conditions and peer group compensation surveys provide additional information to support the compensation planning process.

     Base salary levels are intended to be consistent with comparable financial institutions in the Company's peer group, subject to the Company's financial performance. Discretionary annual performance bonuses have been paid based upon the Company's financial performance in prior years and the executive's abilities and contributions to the Company's financial success.

Executive Compensation

Summary Compensation Table

       The following table sets forth a summary of certain information concerning the compensation paid by Community or its affiliates for services rendered in all capacities during the last three fiscal years to the President and Chief Executive Officer of Community Bank. No other executive officer of the Company and its subsidiaries had total compensation during the fiscal year that exceeded $100,000.

                                                            Other
Name and                                                    Annual         Stock       Stock         All Other
Principal Position      Year      Salary        Bonus    Compensation      Grants     Options       Compensation
(1)                                                           (2)
----------------------------------------------------------------------------------------------------------------
Michael L.  Douglas      1998     $87,911          -0-   --------------    ------   20,000 shares       -0-
President and Chief(3)
Executive Officer
Robert E. Yates(4)       1998     $76,326      $40,600   ---------------   ------   -------------       -0-
President and Chief      1997    $168,000      $44,000   ---------------   ------   -------------      $500
Executive Officer        1996    $160,000      $30,000   ---------------   ------   -------------      $500
----------------------------

(1) Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of Bank-owned automobiles and the payment of club membership dues. In the opinion of management of the Bank, the costs to the Bank of providing such benefits to any individual executive officer during the year ended December 31, 1998, did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(2) Consists of amounts allocated, accrued or paid by the Company pursuant to the Company's Profit Sharing 401(k) Plan.

(3) Mr. Douglas began as President and Chief Executive Officer in May, 1998.

(4) Robert E. Yates, Chief Executive Officer of Community Bank Shares of Indiana, Inc., Community Bank, and Heritage Bank, retired effective May 26, 1998. Mr. Yates entered into a five (5) year Retirement Agreement with the Company in the amount of $50,000 per year.

Compensation of Directors

     The current directors of Community Bank Shares of Indiana, Inc., with the exception of Michael L. Douglas and Dale L. Orem, receive compensation, in the amount of $500 per meeting, for attending the monthly board meetings as members of the Board of Directors.

     C. Thomas Young serves as Chairman of the board of directors, however, he is not an employee of the Company. In 1998, Mr. Young received chairman fees totaling $66,000, committee fees in the amount of $3,350, and board fees totaling $19,000. Mr. Young also received 10,000 non-qualified shares of stock options in calendar year 1998.

Defined Benefit Pension Plans

     The Company makes available to all full-time employees of the Company and its affiliates who have attained the age of 21 and completed one year of service with the Company and it's affiliates, a defined benefit non-contributory pension plan. The following table sets forth estimated annual benefits payable upon retirement at age 65 to the named executive officer under the Company's Pension Plan based upon various levels of compensation of years of service.

                                   Years of  Service

Remuneration             10         15         20         25         30

$ 20,000            $  3,000   $  4,500   $  5,250   $  6,000   $  6,750

$ 30,000            $  4,695   $  7,043   $  8,265   $  9,488   $ 10,710

$ 50,000            $  8,995   $ 13,493   $ 16,115   $ 18,738   $ 21,360

$ 75,000            $ 14,370   $ 21,555   $ 25,928   $ 30,300   $ 34,673

$100,000            $ 19,745   $ 29,618   $ 35,740   $ 41,863   $ 47,985

$150,000            $ 30,495   $ 45,743   $ 55,365   $ 64,988   $ 74,610

     The indicated amounts in the above table assume that participants elect the normal retirement form of benefit.

     Benefits are generally payable under the Pension Plan upon retirement at age 65 based upon an average of an employee's five highest consecutive annual amounts of base salary. The Pension Plan provides for an early retirement option with reduced benefits for eligible participants who exceed 55 years of age, as of January 1, 1998 or later. Employee benefits vest 100% after six years of service. Pension contributions amounted to $76,300 and $50,723 for the years ended December 31, 1998 and 1996, respectively. No contribution was made for calendar year 1997.

     The plan was frozen effective August 31, 1997. Termination and allocation of participant's vested interest did not take place in calendar year 1998. Eligible participants will continue to earn interest on their vested balance and, when the final termination takes place, they may elect to deposit their funds in another qualified plan or receive a cash payout, which would be subject to all applicable taxes.

      At the time of the acquisition of NCF Bank and Trust Co., NCF participated in a multi-employer defined benefit plan. Future enrollment and benefit accruals under the defined benefit plan were frozen in calendar year 1998. Existing excess funding will be divided among and become a part of benefits to the eligible participants.

     Ms. Murphy and Messrs. Douglas, Stutsman, and Jones serve as trustees of the Pension Plan.

Defined Contribution 401(k) Plan

     The Company also makes available to all full-time employees of the Company and its affiliates, who have attained the age of 21 and completed one year of service with the Company or its affiliates, the Company's 401(k) Plan ("Plan"), a contributory benefit plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code").

     Under the provisions of the Profit Sharing Plan, a participant may elect to save through payroll deductions, between 2% and 15% of his or her salary. The Company matches employee contributions up to $500 per year. The Profit Sharing Plan offers a choice of four investment funds to which contributions may be directed. Each participant may decide which investment fund(s) will hold their contributions.

     Participants in the Profit Sharing Plan are permitted to borrow from their account, subject to certain limitations and restrictions. While employed, participants may also make total or partial withdrawals from their accounts, subject to certain limitations and restrictions. Participant's contributions are fully vested immediately, while matching contributions vest 20% per year after two years of service and are fully vested after six years of service. Benefits are paid in a lump sum upon early retirement, normal retirement, or deferred until late retirement (all as defined in the Profit Sharing Plan) or paid upon death or disability of the participant. During the years ended December 31, 1998, 1997, and 1996, the Company/affiliates contributed $25,471, $22,777, and $15,856, respectively, to the Profit Sharing Plan.

     It is anticipated that the employer match in the existing Employee Profit Sharing 401(k) plan will be enhanced in calendar year 1999 to replace the frozen Defined Benefit Retirement Plan.

     NCF eligible employees became participants in the Community Bank Shares of Indiana, Inc. Employee 401(k) Plan effective January 1, 1999.

     Messrs. Shea, Young, and Robinson serve as trustees for the Plan.

Employee Stock Ownership Plan

     The Company has established the Community Bank Shares of Indiana, Inc. Employee Stock Ownership Plan ("ESOP") for employees of the Company and its affiliates. Full-time employees of the Company and its affiliates who have been credited with at least 1,000 hours of service during a twelve month period and who have attained age 21 are eligible to participate in the ESOP.

     The ESOP has established a line of credit with the Company in order to fund the purchase of shares of Common Stock at an interest rate of 9.0% per annum. The loan to the ESOP will be repaid principally from the Company and its affiliates contributions to the ESOP over a period of ten years, and the collateral for the loan will be the Common Stock purchased by the ESOP. The Company may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the open market or from individual stockholders, upon the original issuance of additional shares by the Company or upon the sale of treasury shares by the Company. Such purchases, if made, would be funded through additional borrowings by the ESOP or additional contributions from the Company. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

     Shares purchased by the ESOP with the proceeds of the loan are held in a suspense account and released on a pro rata basis as debt service payments are made. Discretionary contributions to the ESOP and shares released from the suspense account are allocated among participants on the basis of compensation. Forfeitures will be reallocated among remaining participating employees and may reduce any amount the Company might otherwise have contributed to the ESOP. Participants will vest in their right to receive their account balances pursuant to the ESOP after completing five years of service with the Company or its affiliates, (inclusive of years of service prior to establishment of the ESOP). In the case of a change in control of the Company, as defined, however, participants will become fully vested in their account balances. Benefits may be payable upon retirement, early retirement, or separation from service. The Company's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

     Messrs. Young, Robinson, and Shea serve as trustees of the ESOP. Under the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions, and unallocated shares, will be voted in the same ratio on any matter as to those shares for which instructions are given.

     The ESOP is subject to the requirements of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations of the Internal Revenue Service and the Department of Labor thereunder.

     As of December 31, 1998, the ESOP had purchased 9,940 shares of common stock, of which 4,971 shares were unallocated, with a market value of $64,623 and had a total debt outlay of $59,798 and 4,969 of the purchased shares have been allocated.

     At the time of the acquisition of NCF Bank and Trust Co., an ESOP existed for the benefit of NCF employees. It is the intention to merge the NCF Employee Stock Option Plan with the existing Community Bank Shares of Indiana, Inc. Employee Stock Option Plan no later than December 31, 1999, subject to all regulatory requirements being satisfied.

Stock Incentive Plan

     The Board of Directors of the Company adopted the Community Bank Shares of Indiana, Inc. Stock Incentive Plan in 1997. The Stock Plan was ratified by the Company's stockholders at the 1997 Annual Meeting of Stockholders. Directors, officers, and key employees of the Company and its subsidiaries are eligible to participate in the Stock Plan. A total of 198,372 shares of Common Stock have been reserved for issuance pursuant to the plan, including 178, 372 which may be issued upon the grant of stock options and 20,000 shares which may be issued upon the grant of performance shares. In the event of a stock split, reverse stock split or stock dividend, the number of shares of Common Stock under the Plan, the number of shares to which any Award relates and the exercise price per share under any option or stock appreciation right shall be adjusted to reflect such increases or decrease in the total number of shares of Common Stock outstanding.

     The grant of awards under the Stock Plan is determined by the Compensation Committee, who serve as the Incentive Plan Committee. A total of 120,000 options were granted under the Company's stock plan as of December 31, 1998, with a remaining balance of 58,372 shares. (For Mr. Douglas' award, see the Executive Compensation Table on page 8.)

      In 1995, NCF Financial Corporation adopted a stock option Plan. The purpose of the Plan was to attract and retain qualified personnel for positions of substantial responsibility and to provide additional incentive to officers, directors, key employees, and other persons providing services to the Corporation or any present or future parent or subsidiary of the Corporation to promote the success of business. Upon the completion of the acquisition of NCF Bank and Trust by the Company, a total of 54,028 options had been granted, with 3,602 shares exercised in calendar year 1998 for a December 31, 1998 balance of 50,426 shares.

Employment Agreement

     Community Bank Shares of Indiana, Inc. has entered into an employment agreement, effective May 20, 1998, with Michael L. Douglas, for an initial term of three years, and shall extend each year for an additional year on the date that is six months prior to the expiration date for the remaining term of the agreement unless either party notifies the other of its intention to stop such extensions. The agreement provides that the Company shall employ Mr. Douglas in his current position and at his current salary of $150,000, which salary may be increased at the discretion of the Board of Directors from time to time.

     The employment agreement is terminable with or without cause by the Employers. Mr. Douglas shall have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death, provided, however that, in the event that due to a material breach of the agreement by the Company and no Change of Control of the Company (as defined) has occurred, Mr. Douglas will be entitled to a cash severance amount equal to the base salary that Mr. Douglas would have earned over the remaining term of the agreement. In the event of a Change in Control of the Company the employment agreement is terminated by the Company other than for cause, disability, retirement or death or by Mr. Douglas, Mr. Douglas will be entitled to a cash severance amount equal to three times his base salary (minus one dollar). In addition, the Employer shall provide continued participation in the Corporation's group health insurance plan for the Executive and his spouse, at no cost to the Executive or his spouse, until such time as each shall qualify for coverage under Medicare (Subchapter XVIII, Health Insurance for Aged and Disabled of the Federal Social Security Act) or a successor program or system, if any; provided, however the Employer shall have no obligation to continue to provide such benefit if the Executive is terminated for Cause as defined in the Agreement. In the event that the Executive's and/or his spouse's participation in such health insurance plan is prohibited by the terms of such plan or by the Employer for legal or other bona fide reasons, or during such period the plan is discontinued or the benefits thereunder are materially reduced, the Employer shall arrange to provide the Executive and his spouse with benefits substantially similar to those which the Executive and his spouse would have received under the plan or the Corporation shall pay, or reimburse the Executive, for the cost of the premiums necessary to obtain comparable coverage under a similar plan for the remainder of such period.

     A Change in Control is generally defined in the employment agreement to have occurred if: (i ) there is a change of control of 25% or more of the Company's outstanding voting securities and ( ii ) a change in a majority of the directors of the Company occurs during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

     The employment agreement provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced, in the manner determined by the employee, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Excess parachute payments generally are payments in excess of three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a Change in Control of the employer occurred. Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

     In addition to the aforementioned employment agreement, Community and Heritage Bank (collectively as "Employers") had previously entered into an employment contract with Dale Orem, the chairman of Heritage Bank. Mr. Orem's salary for calendar year 1998 was $85,000. Mr. Orem's employment agreement also entitles him to his vested benefits under the Company's defined benefit plan and a supplement of $500 per month for life.

     Robert E. Yates, Chief Executive Officer of Community Bank Shares of Indiana, Inc., Community Bank, and Heritage Bank, retired effective May 26, 1998. Mr. Yates entered into a five (5) year Retirement Agreement with the Company in the amount of $50,000 per year.

     Community Bank Shares of Indiana, Inc. entered into a three (3) year retirement agreement with Al Bowling, retired CEO of NCF Bank and Trust Co., upon acquisition of NCF Bank and Trust Co., for a term of 3 years, in the amount of $83,333 per year. In addition, Mr. Bowling entered into a supplemental retirement plan with a 10 year term and a monthly benefit in the amount of $822, or $9,864 annually, and a director's retirement agreement with a 10 year term and a monthly benefit of $700 or $8,400 annually.

Indebtedness of Management

     The Financial Institutions Reform, Recovery, and Enforcement Act of 1989 requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors of the Company or its affiliates.

    The Company's policy provides that all loans made by the Company or its affiliates to their directors and officers are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 1998, 18 of the Company or its banking subsidiaries directors and executive officers each had an aggregate direct loan balance in excess of $60,000, which amounted to $14,922,723 in the aggregate. All such loans were in the ordinary course of business and were not made with favorable terms nor did they involve more than the normal risk of collectability.

     The Company intends that all transactions in the future between the Company, its affiliates, and its executive officers, directors, holders of 10% or more of the shares of any class of its Common Stock and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arm's length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

Ratification Of Appointment Of Auditors

     The Board of Directors of the Company has appointed Monroe Shine & Co., Inc., independent certified public accountants, to perform the audit of the Company's financial statements for the year ending December 31, 1999, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

     The Company has been advised by Monroe Shine & Co., Inc. that neither that firm or any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Monroe Shine & Co., Inc. will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

     The Board of Directors recommends that you vote FOR the ratification of the appointment of Monroe Shine & Co., Inc. as independent auditors for the fiscal year ending December 31, 1999.

Stockholder Proposals

     Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in April, 2000, must be received at the principal executive offices of the Company, 202 East Spring Street, New Albany, Indiana 47150, ATTENTION: Pamela P. Echols, Secretary, no later than December 3, 1999. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

     Stockholder  proposals  which  are  not  submitted  for  inclusion  in  the
Company's proxy materials pursuant to Rule 14a-8 under the 1934 Act may be brought before an annual meeting pursuant to Article IX.C of the Company's Articles of Incorporation, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of the proxy materials by the Company for the immediately preceding annual meeting. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before an annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of Common Stock of the Company which are beneficially owned by the stockholder and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal, and (d) any financial interest of the stockholder in such proposal (other than interests which all stockholders would have). To be timely, a stockholder proposal for the next annual meeting must be submitted by February 1, 2000.

Annual Reports

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998 accompanies this Proxy Statement. Such Annual Report is not a part of the proxy solicitation materials.

     Upon receipt of a written request, the Company will furnish to any stockholder, without charge, a copy of the Community Bank Shares Annual Report, on Form 10-K for fiscal year 1998, as filed with the Securities and Exchange Commission under the 1934 Act. Such written requests should be directed to Pamela P. Echols, Corporate Secretary, Community Bank Shares of Indiana, Inc., P.O. Box 939, New Albany, Indiana 47150. The Form 10-K is not a part of the proxy solicitation materials.

 Other Matters

     Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers, and employees of the Company may solicit proxies personally or by telephone without additional compensation.

Comparison of Cumulative Total Return*
Community Bank Shares of Indiana, Inc. Common Stock,
S & P 500, Nasdaq Financial Index, and
SNL $250m to $500M Bank Asset-Size




[GRAPH REPRESENTING THE INFORMATION IN THE TABLE BELOW]



                                                                                    Period Ending
                                                         ------------------------------------------------------------------
Index                                                      04/10/1995   12/31/1995   12/31/1996   12/31/1997    12/31/1998
---------------------------------------------------------------------------------------------------------------------------
Community Bank Shares of Indiana, Inc.                         100.00       118.36       110.89       185.69        116.58
S&P 500                                                        100.00       123.72       152.00       202.72        260.66
NASDAQ Financial Index                                         100.00       130.47       167.24       255.48        247.19
SNL $250M-$500M Bank Asset-Size Index                          100.00       125.60       163.09       282.07        252.60

*Assumes $100 is invested on April 10,1995 and that all dividends are reinvested.


                  _______ Shares
   ___
  | X |       PLEASE MARK VOTES                              REVOCABLE PROXY                                      With-     For  All
   ---        AS IN THIS EXAMPLE                   COMMUNITY BANK SHARES OF INDIANA, INC.              For        hold       Except
1998 ANNUAL MEETING OF STOCKHOLDERS                         1. The election as directors of all        ----       ----        ----
                   APRIL 20, 1999                              nominees listed (except as marked      |    |     |    |      |    |
                                                               to the contrary below):                |    |     |    |      |    |
                                                                                                       ----       ----        ----
    The undersigned hereby appoints C. Thomas Young
    and Michael L. Douglas with full powers of substitution
    to act, as attorneys and proxies for the under-              Dale L. Orem             Steven Stemler          Michael L. Douglas
    signed,  to vote all  shares of Common  Stock of
    Community  Bank  Shares of Indiana,  Inc.,  which
    the  undersigned  is  entitled  to vote at the Annual
    Meeting of  Stockholders  ("Meeting") to be held at
    the Koetter  Woodworking Forest Discovery Center,
    located in Starlight,  Indiana, on April 20,1999 at
    1:00 p.m. and at any and all adjournments there-of,
    as follows:                                                INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

                                                               ___________________________________________________________________


                                                                                                       For       Against     Abstain

                                                            2. The ratification of the                 ----        ----       ----
                                                               appointment of Monroe Shine            |    |      |    |     |    |
                                                               & Co., Inc. as auditors for,           |    |      |    |     |    |
                                                               the fiscal year ending                  ----        ----       ----
                                                               December 31,1999.

                                                                                                                   ---------
                                                               PLEASE CHECK BOX IF YOU PLAN TO ATTEND             |         |
                                                               THE MEETING .                                      |         |
                                                                                                                   ---------

                                                               THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO
                                                               INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE
                                                               VOTED FOR EACH OF THE PROPOSITIONS STATED
                                                               ABOVE.  IF ANY OTHER BUSINESS IS PRESENTED AT
 Please be sure to sign and date           --------------      SUCH MEETING, THIS PROXY WILL BE VOTED BY
 this Proxy in the box below              |Date          |     THOSE NAMED IN THIS PROXY IN THEIR BEST.
  -------------------------------------------------------      JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF
 |                                                       |     DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE
  -------------------------------------------------------      PRESENTED AT THE MEETING.

   Stockholder sign above   Co-holder (if any) sign above      When signing as attorney, executor, administrator trustee, or guardian, please give your full title.  If shares are held jointly, each Holder should sign.

    Detach above card, sign, date and mail in postage paid envelope provided.

                     COMMUNITY BANK SHARES OF INDIANA, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     Should the above signed be present and elect to vote at the Meeting or at any adjournments thereof and after notification to the Secretary of Community Bank Shares of Indiana, Inc., at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Community Bank Shares of Indiana, Inc. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.
     The above signed acknowledges receipt from Community Bank Shares of Indiana, Inc., prior to the execution of this proxy of notice of the Meeting, a proxy statement dated April 1, 1999 , and audited financial statements.


                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY